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                                                                 EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

         We have issued our report dated August 8, 2000, accompanying the consolidated financial statements and schedule included in the Annual Report of CyberGuard Corporation on Form 10-K for the year ended June 30, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of CyberGuard Corporation on Form S-8.

/s/ Grant Thornton LLP


Fort Lauderdale, Florida
March 7, 2001